Exhibit 3.1

CODE OF REGULATIONS
OF
FOREST CITY ENTERPRISES, INC.
AS AMENDED JUNE 26, 2015
ARTICLE I
MEETING OF SHAREHOLDERS
Section 1.       Annual Meeting. The annual meeting of the shareholders of the Company for the election of directors, the consideration of reports to be laid before the meeting, and the transaction of such other business as may properly be brought before the meeting shall be held in the place described in the Articles of Incorporation as the place where the principal office of the Company is or is to be located, or at such other place either within or without the State of Ohio as may be designated by the Board of Directors, the Chairman of the Board or the President and specified in the notice of the meeting, at a time and on a date designated by the Board of Directors and specified in the notice of the meeting. The Board of Directors may reschedule any previously scheduled annual meeting to another place, time and date upon notice thereof. (Amended February 13, 2014)
Section 2.       Special Meetings.  Special meetings of the shareholders for any purpose or purposes may be called by order of the Board of Directors and it shall be the duty of the Secretary to call such a meeting upon a request in writing therefore stating the purpose or purposes thereof delivered to the Secretary signed by the holders of record of not less than twenty-five percent (25%) of the shares outstanding and entitled to vote. The Board of Directors may reschedule any previously scheduled special meeting to another place, time and date upon notice thereof. (Amended June 15, 2006)
Section 3.       Place of Meetings.  Meetings of the shareholders may be held at the Corporation’s principal office in Cleveland, Ohio, or at such other place within or without the State of Ohio, as the Board of Directors may from time to time determine.
Section 4.       Notice of Meetings.  Notice of the annual or of any special meeting of shareholders, stating the time, place and purposes thereof, shall be given to each shareholder of record entitled to vote at such meeting, by personal delivery, by mail or by any other means of communication authorized by the shareholder at least ten (10) and not more than sixty (60) days before any such meeting; provided, however, that no failure or irregularity of notice of any annual meeting shall invalidate the same or any proceeding thereat. If mailed, the notice shall be sent to the shareholder at the shareholder’s address as the same appears on the records of the
 Corporation or of its Transfer Agent, or Agents. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address, including an electronic address, furnished by the shareholder for those transmissions. All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is named first upon the books of the Corporation and notice so given shall be sufficient notice to all holders of such shares. Any shareholder, or his attorney thereunto authorized, may waive notice of any meeting either before or after the meeting. (Amended June 15, 2006)
Section 5.       Quorum.  At all meetings of shareholders the holders of record of a majority of the issued and outstanding voting shares of the Corporation, present in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of the voting shares present or represented may adjourn the meeting by resolution to a date fixed therein, and no further notice thereof shall be required. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.
Section 6.       Proxies.  Any shareholder entitled to vote at a meeting of shareholders may be represented and vote thereat by proxy appointed by a writing or verifiable communication authorized by such shareholder, or by his duly authorized attorney, and submitted to the Secretary at or before such meeting. (Amended June 15, 2006)
ARTICLE II
BOARD OF DIRECTORS
Section 1.       Number.  The number of directors may be established by the shareholders at any meeting of shareholders called to elect directors at which a quorum is present, by the affirmative vote of the holders of shares representing a majority of the voting power represented at the meeting and entitled to vote in the election of directors. In the absence of any such action by the shareholders, the number of directors shall be thirteen (13) provided, however, that the directors are authorized to change the number of directors to a number not to be less than three (3) or more than sixteen (16) by resolution adopted by the directors at a meeting at which a quorum is present. The directors elected by the holders of the Class A Common Stock are authorized to fill any Class A director vacancy, and the directors elected by the holders of the Class B Common Stock are authorized to fill any Class B director vacancy, that is created by an increase in the number of directors or by an inability to serve by reason of incapacity, death or resignation. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term of office. (Amended August 11, 2010)
Section 2.      Election and Term of Office.  The election of directors shall be held at the annual meeting of the shareholders or at a special meeting called for that purpose. Directors shall be elected to serve until the next annual election of directors and until their respective successors shall have been duly elected and qualified.
Section 3.       Place of Meetings.  The Board of Directors shall hold its meeting at such places within or without the State of Ohio as it may decide.

Section 4.       Regular Meetings.  The Board of Directors by resolution may establish regular periodic meetings and notice of such meetings need not be given.
Section 5.       Special Meetings.  Special Meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary whenever ordered by the Board of Directors or requested in writing by the Chief Executive Officer or any two other directors. Such meetings shall be held at the principal office of the Corporation except as otherwise specified in the notice.

Notice of each Special Meeting shall be mailed to each director, addressed to his residence or usual place of business, at least four days before the day on which the meeting is to be held, or shall be given by personal delivery, telephone, overnight courier, facsimile transmission, e-mail or other similar methods, not later than one day before the day on which the meeting is to be held. Notice of any meeting may be waived in writing by any director before or after the meeting. (Amended June 15, 2006)
Section 6.       Quorum.  A majority of the members of the Board of Directors then in office shall constitute a quorum at all meetings thereof. In the absence of a quorum of the Board of Directors, a majority of the members present may adjourn the meeting from time to time until a quorum be had, and no notice of any such adjournment need be given.
Section 7.       Fees.  The Board of Directors may from time to time, irrespective of any personal interest of any of them, establish reasonable compensation for services to the Corporation by directors and officers. The Board of Directors may reimburse directors for travel and other expenses incidental to their attendance at meetings of the Board, and, from time to time, may prescribe reasonable annual directors’ fees or reasonable fees for their attendance at meetings of the Board. Members of either executive or special committees may be reimbursed, by resolution of the Board, for travel and other expenses incidental to their attendance at meetings of such committees, and may be allowed such compensation as the Board of Directors may determine for attending such meetings.
Section 8.       Nomination of Candidates for Election as Directors.
(a)   At a meeting of the shareholders at which directors are to be elected, only persons properly nominated as candidates will be eligible for election as directors. Candidates may be properly nominated either (i) by the Board of Directors or (ii) by any shareholder in accordance with subsection (b) of this Section 8.
(b)   A holder of Class A Common Stock or Class B Common Stock may only nominate a candidate for election as a director that will be voted on by their respective class of Common Stock. For a shareholder properly to nominate a candidate for election as a director at a meeting of the shareholders, the shareholder must (i) be a shareholder of the requisite class of Common Stock of the Corporation of record at the time of the giving of the notice of the meeting and at the time of the meeting, (ii) be entitled to vote at the meeting in the election of directors, and (iii) have given timely written notice of the nomination to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth calendar day prior to the date the Corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year. A shareholder’s notice must set forth, as to each candidate, (i) the name, age, business address and residence of the candidate; (ii) the principal occupation or employment of the candidate; (iii) all of the information about the candidate required to be disclosed in a proxy statement complying with the rules of the Securities and Exchange Commission used in connection with the solicitation of proxies for the election of the candidate as a director; (iv) the written consent of the candidate to being named in the proxy statement as a nominee and to serving as a director if elected; (v) the name and record address of the nominating shareholder; (vi) the number of shares and class of Common Stock beneficially owned, for at least one year, by the nominating shareholder; and

(vii) a statement disclosing whether the nominating shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person. If the officer presiding at the meeting determines that one or more of the candidates has not been nominated in accordance with these procedures, he or she will so declare at the meeting, and the candidates will not be considered or voted upon at the meeting. (Adopted June 15, 2006)
ARTICLE III
EXECUTIVE AND OTHER COMMITTEES
Section 1.       How Constituted and the Powers Thereof.  The Board of Directors by the vote of a majority of the entire Board, may designate three or more directors to constitute an Executive Committee, who shall serve during the pleasure of the Board of Directors. Except as otherwise provided by law, by these regulations or by resolution adopted by a majority of the entire Board of Directors, the Executive Committee shall possess and may exercise during the intervals between the meetings of the Board, all of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation, including the power to cause the seal of the Corporation to be affixed to all papers that may require it.
Section 2.       Organization, etc.  The Executive Committee shall choose its own Chairman and its Secretary and may adopt rules for its procedure. The Committee shall keep a record of its act and proceedings and report the same from time to time to the Board of Directors.
Section 3.       Meetings.  Meetings of the Executive Committee may be called by the Chairman of the Committee and shall be called by him at the request of any member of the Committee, or such meetings may be called by any member if there shall be no Chairman. Notice of each meeting of the Committee shall be sent to each member of the Committee by mail at least two days before the meeting is to be held, or by personal delivery, telephone, overnight courier, facsimile transmission, e-mail or other similar methods at least one day before the day on which the meeting is to be held. Notice of any meeting may be waived before or after the meeting. (Amended June 15, 2006)
Section 4.       Quorum and Manner of Acting.  A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at the meeting at which a quorum is present shall be the act of the Executive Committee.
Section 5.       Removal.  Any member of the Executive Committee may be removed, with or without cause, at any time, by the Board of Directors.

Section 6.       Vacancies.  Any vacancy in the Executive Committee shall be filled by the Board of Directors.
Section 7.       Other Committees.  The Board of Directors may by resolution provide for such other standing or special committees of at least one director as it deems desirable, and discontinue the same at its pleasure. Each Committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors. (Amended June 15, 2006)

ARTICLE IV
OFFICES AND OFFICERS
Section 1.       Officers - Number.  The Officers of the Corporation shall be a Chief Executive Officer, who shall be a Director, and also a President, a Vice President, a Secretary and a Treasurer, who may or may not be Directors. In addition, the Board of Directors may from time to time, in its discretion, appoint any or all of the following: a Chairman, or Co-Chairmen, of the Board, one or more Vice Chairmen of the Board, a Chief Financial Officer, one or more Executive Vice Presidents, one or more additional Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person. (Amended June 15, 2006)
Section 2.       Election and Term of Office.  All officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors in each year held next after the annual meeting of shareholders and each officer shall hold office until his successor shall have been duly chosen and shall have qualified, or until he shall resign or shall have been removed. At said first meeting, the Board of Directors shall also designate and appoint such subordinate officers and employees as it shall determine.
Section 3.       Vacancies.  If any vacancy shall occur in any office of the Corporation, such vacancy shall be filled by the Board of Directors.
ARTICLE V
DUTIES OF OFFICERS
Section 1.       Chairman and Co-Chairmen of the Board and Vice Chairmen of the Board.  The Chairman, or Co-Chairmen, of the Board, if appointed, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors. In case of the absence or inability of the Chairman, or Co-Chairmen, of the Board, the Vice Chairmen, in order designated therefore by the Board of Directors, shall have the powers and discharge the duties of the Chairman, or Co-Chairmen, of the Board. (Amended June 15, 2006)

Section 2.       Chief Executive Officer and President.  The Chief Executive Officer shall have general direction of the Corporation’s business, affairs and property and over its several officers. He shall preside at all meetings of the shareholders and, in the absence of the Chairman, or Co-Chairmen, of the Board, or if the same shall not have been appointed, shall also preside at the meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect, and he shall have the power to execute in the name of the Corporation all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and in general, he shall perform all duties incident to the office of a chief executive of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors. He shall be an ex officio member of all committees. He shall from time to time report to the Board of Directors all matters within his knowledge which the interest of the Corporation may require to be brought to their notice.

The President, who may also be the Chief Executive Officer, shall have such powers and perform such duties as the Board of Directors or Chief Executive Officer (if different) may from time to time prescribe, and shall perform such other duties as may be prescribed in these regulations. In case of the absence or inability of the Chief Executive Officer (if different) to act, then the President shall have the powers and discharge the duties of the Chief Executive Officer. (Amended June 15, 2006)
Section 3.       Chief Financial Officer.  The Chief Financial Officer shall prepare or direct the preparation of the financial statements of the Corporation, shall direct the Treasurer and any Assistant Treasurers, shall have such other powers and perform such other duties as the Board of Directors or Chief Executive Officer may from time to time prescribe, and shall perform such other duties as may be prescribed in these regulations. In case of the absence or inability of the Chief Executive Officer to act, then the Treasurer shall have the powers and discharge the duties of the Chief Financial Officer. (Adopted June 15, 2006)
Section 4.       Executive Vice Presidents and Vice Presidents.  The Executive Vice President or Executive Vice Presidents, the Vice President or Vice Presidents, under the direction of the Chief Executive Officer or President, shall have such powers and perform such duties as the Board of Directors, Chief Executive Officer or President may from time to time prescribe, and shall perform such other duties as may be prescribed in these regulations. In case of the absence or inability of the President to act, then the Executive Vice President, in the order designated therefore by the Board of Directors, shall have the powers and discharge the duties of the President. (Amended June 15, 2006)
Section 5.       Secretary.  The Secretary shall attend all meetings of the shareholders of the Corporation and of its Board of Directors and shall keep the minutes of all such meetings in a book or books kept by him for that purpose. He shall keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, he shall affix such seal to any instrument requiring it. In the absence of a Transfer Agent or a Registrar, the Secretary shall have charge of the stock certificate books and the Secretary shall have charge of such other books and papers as the Board of Directors may direct. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe. (Amended June 15, 2006)

Section 6.       Assistant Secretaries.  In the absence or disability of the Secretary, the Assistant Secretaries, in the order designated by the Board of Directors, shall perform the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. They shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or the Chief Executive Officer. (Amended June 15, 2006)
Section 7.       Treasurer.  The Treasurer, under the direction of the Chief Financial Officer, shall have charge of the funds, securities, receipts and disbursements of the Corporation. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such other depositories as the Board of Directors may from time to time designate. He shall supervise and have charge of keeping correct books of account of all of the Corporation’s business and transactions. If required by the Board of Directors, he shall give a bond in such sum as the Board of Directors may designate, conditioned upon the faithful performance of the duties of his office and the restoration to the Corporation, at the expiration of his term of office, or in case of his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession belonging to the Corporation. He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the Chief Financial Officer may from time to time prescribe. (Amended June 15, 2006)
Section 8.       Assistant Treasurers.  In the absence of or disability of the Treasurer, the Assistant Treasurers, in the order designated by the Board of Directors, shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Treasurer. They shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or the Chief Financial Officer. (Amended June 15, 2006)
ARTICLE VI
INDEMNIFICATION
(1)      The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, member, manager, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, limited liability company, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. (Amended June 15, 2006)
(2)       The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact the he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, member, manager, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, limited liability company, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter governed by Section 1701.95 of the Ohio General Corporation Law or as

to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper. (Amended June 15, 2006)
(3)       To the extent that a director, trustee, officer, member, manager, employee or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Paragraphs (1) and (2) of this Article VI, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith. (Amended June 15, 2006)
(4)       Any indemnification under Paragraphs (1) and (2) of this Article VI, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, member, manager, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraphs (1) and (2) of this Article VI. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceedings, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified within the past five years, or (c) by the shareholders, or (d) by the court of common pleas of the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors or independent legal counsel under Paragraphs (4)(a) or (b), as the case may be, of this Article VI shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the Corporation under Paragraph (2) of this Article VI, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination. In the event of a change in control of the Corporation, the independent legal counsel referred to in Paragraph (4)(b) of this Article VI shall be selected by the director, trustee, officer, member, manager, employee, or agent seeking indemnification hereunder. (Amended June 15, 2006)
(5)       Expenses, including attorneys’ fees, incurred by any director in defending any action, suit, or proceeding referred to in Paragraphs (1) and (2) of this Article VI shall be paid by the Corporation as incurred in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VI. (Adopted June 15, 2006)
(6)       Expenses, including attorneys’ fees, incurred by any trustee, officer, member, manager, employee, or agent in defending any action, suit, or proceeding referred to in Paragraphs (1) and (2) of this Article VI may be paid by the Corporation as incurred in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the trustee, officer, member, manager, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VI. (Amended June 15, 2006)
(7)       The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or the Code of Regulations, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, member, manager, employee, or agent and shall inure to the benefit of their heirs, executors, and administrators of such a person. (Amended June 15, 2006)
(8)       The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, member, manager, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, limited liability company, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article VI or of the Ohio General Corporation Law. (Adopted June 15, 2006)
ARTICLE VII
CHECK, DRAFTS, ETC.
All checks, drafts or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, person or persons, to whom the Board of Directors by resolution shall have delegated the power, but under such conditions and restrictions as in said resolution may be imposed. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board of Directors.
ARTICLE VIII
CERTIFICATES FOR SHARES
Section 1.       Issue of Certificates.  The Board of Directors shall provide for the issue and transfer of the certificates of capital stock of the Corporation, and prescribe the form of such certificates. The Board of Directors also may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares to the extent permitted by the Ohio General Corporation Law. Every owner of stock of the Corporation shall be entitled to a certificate of stock which shall be under the seal of the Corporation (which seal may be a facsimile, engraved or printed), specifying the number of shares owned by him, and which certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. Said signatures may, wherever permitted by law, be facsimile, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation. (Amended June 15, 2006)
Section 2.       Transfer Agents and Registrars.  The Corporation may have one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, prescribe. If the Corporation shall have a Transfer Agent, no certificate of stock shall be valid until countersigned by such Transfer Agent, and if the Corporation shall have a Registrar, until registered by the Registrar. The duties of the Transfer Agent and Registrar may be combined.
Section 3.       Transfer of Shares.  The shares of the Corporation shall be transferable only upon its books and by the holders thereof in person or by their duly authorized attorneys or legal representatives, and, if issued in certificated form, upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the Board of Directors may designate for such purpose, and new certificates shall thereupon be issued. (Amended June 15, 2006)
Section 4.       Addresses of Shareholders.  Every shareholder shall furnish the Transfer Agent, or in the absence of a Transfer Agent, the Registrar, or in the absence of a Transfer Agent and a Registrar, the Secretary, with an address at or to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof, notices may be addressed to him at the office of the Corporation.

Section 5.       Closing of Transfer Books; Record Date.  The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days and not less than ten (10) days prior to the date of any meeting of shareholders; provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may fix a date not exceeding sixty (60) days and not less than ten (10) days prior to the date of any such meeting as the time as of which shareholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting.
The Board of Directors shall also have the power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date fixed for the payment of any dividend or the making of any distribution or for the delivery of any evidence of right or evidence of interest; provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may fix a date not exceeding sixty (60) days preceding the date fixed for the payment of any such dividend or the making of any such distribution or for the delivery of any such evidence of right or interest as a record time for the determination of the shareholders entitled to receive any such dividend, distribution or evidence of right or interest, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution or evidence of right or interest.
In no event shall the Board of Directors fix a record date for any purpose, which shall be a date earlier than the date on which the record date is fixed.

Section 6.       Lost, Stolen and Destroyed Certificates.  The Board of Directors may direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost, stolen or destroyed; but the Board of Directors when authorizing such issue of a new certificate or certificates, may in its discretion require the owner of the stock represented by the certificate so lost, stolen or destroyed or his legal representative to furnish proof by affidavit or otherwise to the satisfaction of the Board of Directors of the ownership of the stock represented by such certificate alleged to have been lost, stolen or destroyed and the facts which tend to prove its loss, theft or destruction. The Board of Directors may also require such person to execute and deliver to the Corporation a bond, with or without sureties, in such sum as the Board of Directors may direct, indemnifying the Corporation against any claim that may be made against it by reason of the issue of such new certificate. The Board of Directors, however, may in its discretion, refuse to issue any such new certificate, except pursuant to court order.
ARTICLE IX
SEAL
The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation, and the words “SEAL OHIO”, or words of similar import. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE X
CONTROL SHARE ACQUISITIONS
Ohio Revised Code Section 1701.831 does not apply to “control share acquisitions” of shares of capital stock of the Corporation.
ARTICLE XI
AMENDMENTS
This Code of Regulations may be amended or a new Code of Regulations may be adopted (i) at any meeting of the shareholders called for that purpose, by affirmative votes of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, (ii) without a meeting, by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power on such proposal, or (iii) by the directors, to the extent permitted by Chapter 1701 of the Ohio Revised Code. (Amended June 16, 2010)
ARTICLE XII
EXCLUSIVE FORUM FOR CERTAIN LITIGATION
Unless the Company consents in writing to the selection of an alternative forum, the Court of Common Pleas of Cuyahoga County, Ohio or, if that Court does not have jurisdiction, the United States District Court for the Northern District of Ohio, Eastern Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the right of the

Company, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the shareholders of the Company, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Ohio General Corporation Law, the Articles of Incorporation or the Code of Regulations, or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine. (Adopted June 26, 2015)